SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2003

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 13, 2003, Powerwave Technologies, Inc. (the “Company”) entered into an Asset Purchase Agreement (“Purchase Agreement”) with Ericsson Amplifier Technologies, Inc. (“AMT”), Microwave Power Devices, Inc. and Ericsson AB (“Ericsson”), under which the Company agreed to purchase selected assets of AMT, including certain inventories, equipment and real estate. The transaction contemplated by the Purchase Agreement was completed and closed on July 10, 2003.

A copy of the Purchase Agreement, including exhibits, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following exhibit is furnished as part of this report:

Exhibit Number	Description
99.1	Asset Purchase Agreement dated June 13, 2003 between the Company, Ericsson Amplifier Technologies, Inc., Microwave Power Devices, Inc. and Ericsson A.B., together with Amendment to Asset Purchase Agreement dated as of June 25, 2003 between the Company, Ericsson Amplifier Technologies, Inc., Microwave Power Devices, Inc. and Ericsson A.B.**

**Registrant has sought confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for a portion of the referenced exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 18, 2003	POWERWAVE TECHNOLOGIES, INC

		By:	/s/ KEVIN T. MICHAELS
Kevin T. Michaels
Senior Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Asset Purchase Agreement dated June 13, 2003 between the Company, Ericsson Amplifier Technologies, Inc, Microwave Power Devices, Inc., and Ericsson A.B. together with Amendment to Asset Purchase Agreement dated as of June 25, 2003 between the Company, Ericsson Amplifier Technologies, Inc., Microwave Power Devices, Inc. and Ericsson A.B.**

**	Registrant has sought confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for a portion of the referenced exhibit.

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